Exhibit 10.28

AMENDMENT NO. 1 TO

ENGAGEMENT LETTER AGREEMENT

THIS AMENDMENT NO. 1 TO ENGAGEMENT LETTER AGREEMENT, dated as of June 7, 2023 (this “Amendment”), is by and among MedTech Acquisition Corporation, a Delaware corporation (collectively with its owned or controlled subsidiaries, the “Company”), MedTech Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), and Ceros Financial Services, Inc., a Massachusetts corporation (the “Placement Agent”), a registered broker-dealer and member of the Financial Industry Regulatory Authority.

W I T N E S S E T H

WHEREAS, the parties hereto have heretofore entered into an Engagement Letter Agreement, dated March 7, 2023 (the “Agreement”); and

WHEREAS, the Company, Sponsor and the Placement Agent wish to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.            Definitions; References; Continuation of Agreement. Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby (except that references in the Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of similar import shall continue to mean March 7, 2023). This Amendment shall be deemed incorporated into, and form a part of, the Agreement and have the same legal validity and effect as the Agreement. Except as expressly and specifically amended hereby, the Agreement is not otherwise being amended, modified or supplemented and all terms and provisions of the Agreement are and shall remain in full force and effect in accordance with its terms, and all references to the Agreement in this Amendment shall hereafter refer to the Agreement as amended by this Amendment, and as it may hereafter be further amended or restated.

2.            Amendments.

(a)           The Agreement is hereby amended by adding the following as the last sentence of Section 1:

“Notwithstanding anything contained herein, the Company acknowledges that the Placement Agent may engage other properly licensed and registered broker-dealers as subagents or selected dealers to fulfill its agency hereunder provided that (i) each such subagent or selected dealer is compensated solely by the Placement Agent, (ii) neither the Company nor the Sponsor shall be liable for any fees or compensation payable to such subagents or selected dealers, (iii) the Placement Agent shall have received the Company’s written consent to the appointment or engagement of such subagent or selected dealer, (iv) the Placement Agent shall require that each such subagent or selected dealer comply with the representations, warranties and covenants made by the Placement Agent in the Agreement as if such subagent or selected dealer were a party to the Agreement, including, but not limited to, those representations, warranties and covenants set forth in Sections 5 and 11 of the Agreement (collectively, the “Obligations”), (v) any Investors who subscribe to purchase Securities from the Company through the selling efforts of such subagents or selected dealers shall be required to execute a separate instrument certifying that such Investor has had a substantive, pre-existing relationship with the applicable subagent or selected dealer since on or before November 13, 2022 and such other documents or certifications as required by the Company in order to rely upon the exemption for registration under Rule 506(b) of Regulation D under the Act or any other exemption from registration under the Act for the Offering, and (vi) the Placement Agent shall indemnify and hold harmless the Company, its officers, directors, stockholders, employees, legal counsel and agents for any failure by any such subagent or selected dealer to comply with such Obligations or for any breach of such Obligations by any such subagent or selected dealer.”

(b)           The Agreement is hereby amended by amending and restating the first sentence of Section 4(b) to read as follows:

“Notwithstanding anything herein to the contrary, subject to the six (6) months’ limitation described in Section 4(a) above, the last sentence of Section 1, the obligation to pay the compensation and expenses described in Section 3, this Section 4, Sections 6 and 8-17 and all of Exhibit A attached hereto (the terms of which are incorporated by reference hereto), will survive any termination or expiration of this Agreement.”

(c)           Notwithstanding any provision in the Agreement prior to the effectiveness of this Amendment, the parties affirm, agree and acknowledge that the Offering shall consist of a private placement offering of shares of a to-be-authorized series of preferred stock of the Company, in an amount up to $50 million.

3.            Counterparts. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

4.            Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.

MEDTECH ACQUISITION CORPORATION

By:	/s/ David Matlin
David Matlin
Chief Financial Officer

MEDTECH ACQUISITION SPONSOR LLC

By:	/s/ David Matlin
David Matlin
Managing Member

Ceros Financial Services, Inc.

By:	/s/ Mark Goldwasser
Mark Goldwasser
Chief Executive Officer

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